                                                                    EXHIBIT 16.1

August 11, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

    We have read and agree with the comments (insofar as such comments pertain to us), under the caption "Changes in Independent Auditors" included in this Form S-1 of WJ Communications, Inc.

Yours truly,
DELOITTE & TOUCHE LLP

San Jose, California
August 11, 2000